UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

MEDLEY MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2021, Brook Taube and Seth Taube submitted their resignations as Co-Chief Executive Officers of Medley Management Inc. (“MDLY”) and Medley LLC (“Medley LLC” and, collectively with MDLY, “Medley”), effective as of May 3, 2021. Messrs. Brook Taube and Seth Taube are expected to continue to serve as Co-Chairmen of MDLY’s board of directors (the “Board of Directors”) and to support the existing management team and provide strategic guidance.

On April 14, 2021, the Board of Directors appointed Howard Liao as Chief Executive Officer of MDLY and Medley LLC, Dean Crowe as President of MDLY and Medley LLC, and David Richards as Chief Operating Officer of MDLY and Medley LLC, each effective as of May 3, 2021. Mr. Liao currently serves as Medley’s Chief Investment Officer and will additionally retain this title. Mr. Richards currently serves as Medley’s Chief Credit Officer and will additionally retain this title. Mr. Crowe currently serves as a Senior Managing Director and member of Medley’s Investment Committee. Messrs. Liao, Crowe and Richards will each serve at the pleasure of the Board of Directors.

Certain information regarding Mr. Liao, Mr. Crowe and Mr. Richards is set forth below:

Howard Liao, age 45, has served as a Senior Managing Director and the Chief Investment Officer of Medley since March 2020. He served as Medley’s Head of Corporate Credit from January 2016 to March 2020 and has served as a member of Medley’s Investment Committee since January 2016. Mr. Liao joined Medley as a Managing Director in October 2014. Mr. Liao has over 20 years of leveraged finance, direct lending and private equity experience originating, structuring and investing in a variety of credit-oriented alternative investments. Prior to joining Medley, Mr. Liao held several positions at Lehman Brothers. He was a Managing Director in Lehman’s Private Equity Principal Investments Group managing private debt and private equity investments for the Lehman estate.  He was a founding principal of Lehman’s Mezzanine Fund and was a member of Lehman’s Leveraged Finance Group. Mr. Liao received a BSBA from Georgetown University and an MBA from UCLA Anderson School of Management.

Dean Crowe, age 58, has served as a Senior Managing Director of Medley since August 2015 and a member of the Investment Committee since June 2014. He served as the Head of Investing of Medley from December 2015 to March 2020 and has served as the President of Sierra Income Corporation since March 2020 and was the Chief Operating Officer of Sierra Income Corporation from August 2015 to March 2020. Prior to joining Medley as a Managing Director in 2011, Mr. Crowe was a Portfolio Manager with UBS O’Connor, the Alternative Investment subsidiary of UBS Asset Management, where he managed corporate credit investments and the O’Connor Credit Arbitrage Fund. Before joining UBS, Mr. Crowe held various positions at Merrill Lynch in New York, where he managed proprietary credit trading. Mr. Crowe began his career with Salomon Brothers in New York, where he traded and invested in privately placed corporate debt. Mr. Crowe received a BBA in Accounting from James Madison University.

David G. Richards, age 48, has served as a Senior Managing Director and the Chief Credit Officer of Medley since May 2020.  Prior to rejoining Medley, Mr. Richards was the CFO for a privately held fintech concern from February 2020 to April 2020. Mr. Richards was also employed as an Investor at Millennium Management from April 2018 to January 2020, where he focused on investments in financial services companies. During Mr. Richards’ prior tenure with Medley, he served as the Portfolio Manager for Sierra Total Return Fund from October 2016 to April 2018.  From November 2015 to January 2017 he served as a member of the board of directors at American Capital LTD and served on its executive, audit and strategic review committees.  From February 2011 to November 2015, Mr. Richards was a Portfolio Manager for Pine River Capital Management L.P., where he focused on credit and equity investments in the financial services sector. He has also held positions with Goldentree Asset Management and Citadel Investment Group. Mr. Richards received a BS from Providence College and an MBA from Emory University.

Item 7.01. Regulation FD Disclosure.

On April 16, 2021, MDLY issued a press release announcing the management promotions disclosed in Item 5.02 of this Current Report in Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Medley Management Inc. dated April 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: April 16, 2021